Exhibit 99.1

W6316 Design Drive, Greenville, WI 54942

P.O. Box 1579, Appleton, WI 54912-1579

September 19, 2013

To all School Specialty, Inc. Stockholders,

It has been less than two months since I took over as Interim President and CEO, and approximately three months since our emergence from Chapter 11 reorganization.  I’ve taken this time to meet with employees at our various locations and have gathered feedback from the field.  In this brief period, I can say with certainty – challenges are ahead, but at the same time, the market is ripe with opportunity.

I say this because despite the declines in our industry and business over the past several years, our brands remain top of choice with our customers and we still possess one of the strongest distribution networks servicing the education market.  While we provide a wide array of innovative products, programs and solutions, it is our strength in distribution and our commitment to service our customers that set us apart.  This is our core competency and my main observation to date is that we must become more efficient in how we operate: how we leverage distribution, sourcing, merchandising and manufacturing, and how we bring products to market.

Earlier this week, we announced our fiscal 2014 first quarter results and filed our Form 10-Q for the period ended July 27, 2013.  In our press release, we discussed some of the key factors that impacted our first quarter results, some positive indicators moving into the second quarter and the launch of a company-wide Process Improvement Program.  We also provided updates on our financial outlook for the remainder of the year.  As we won’t be hosting quarterly conference calls yet, I wanted to take this opportunity to provide more details around what’s taking place, and what we anticipate the result will be as we move into fiscal 2015.    As such, we’ve prepared a presentation on our results, our outlook and business updates, which we trust will address many of your questions.  Next quarter, it’s our intent to share more financial and operational updates with you and how we’re progressing to plan.

The following items represent key elements emerging from our Process Improvement Program:

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Distribution Center and Warehouse Consolidation / Reconfiguration.  We’ll be consolidating our current Educational Resources business from four distribution centers to two, closing our Fresno, CA and Salina, KS facilities later this year.  We intend to build out our Mansfield, OH distribution center and make that our core hub to better service our nationwide customers.  Greenville, WI will continue to serve as a distribution hub, and will be leveraged during peak-selling seasons.  These transitions will be executed after the heavy selling season has concluded so as to ensure there is no disruption in our ability to exceed customer requirements.

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Sales & Operational Planning.  We will be implementing LEAN processes and aligning our supply chain teams behind business segments and dedicated planning/forecasting teams in order to provide greater efficiencies in our sourcing, purchasing and procurement.  These areas will be integrated directly with our sales teams to ensure better control over pricing, product development and inventory management, as well as leverage our global sourcing company-wide.  It also is expected to  keep freight, warehouse and related costs down.

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Product Management / SKU Rationalization.  We have already begun SKU rationalization programs to identify and remove many of the lower-performing, outdated SKU’s which will result in cost savings in sourcing, procurement and marketing, particularly associated with catalog and distribution functions.  It’s an essential part of our ability to reduce complexity and cost throughout our entire supply chain and enable the consolidation of distribution centers to occur more efficiently, reducing risk and improving productivity. We also intend to develop better processes for collecting and analyzing customer data and feedback so that we can more effectively address our customers’ requirements.

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Customer Care and Service Functions.  We’ll be streamlining administrative functions and seeking to improve our data-capture capabilities as there is a lot of domain expertise in this area that needs to be integrated into other areas of our operations.  Our Greenville, WI facility will become our consolidated Customer Care Center of Excellence.

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Expanding our Digital Platform.  We will be transitioning our marketing spend to enhance our digital capabilities.  This includes a robust e-commerce platform, various branded web redesigns to drive traffic and online sales, search engine optimization and social media.  All of the investments for the information technology spend were part of our FY14 budget and new investments are anticipated to be offset by lower costs in other marketing areas.

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Continuous Improvement and Project Management Alignment.  We have set up a Project Management Office with the support of experts in the field and a Steering Committee that is comprised of team leaders to establish greater accountability.  I will personally serve on the Steering Committee as Chairman, irrespective of how long I retain the role as President and CEO.  I am committed to making this work and driving improved and sustainable profitability.

We will continue to report as two operating segments, although the segments will be renamed Distribution and Curriculum and the composition of each may change slightly.  What we’re focused on is realigning the back-end functions within each, to have more ownership, accountability and cross-functional teams with Shared Service use.  This will enable us to have better leverage for the sales and marketing process and more control over purchasing, customer care, distribution and overall supply chain management.

In summary, School Specialty has an infrastructure that supports peak sales almost year-round and we have to get faster and better, while becoming leaner.  Nothing we are doing as part of this Program is expected to negatively impact sales.  Phase I is focused on our back-end support and fulfillment functions to become more efficient and reduce our fixed cost structure.  Phase II will focus more on our go-to-market approach as we look to realign our customer-facing functions in order to reverse historical sales declines and grow earnings.  Throughout both phases, we are highly focused on improving our balance sheet.

I wear two hats: one as your Chairman and the other as the company’s most senior leader.  But my mission in both capacities is the same and that is to drive stockholder value.  We’ve been hard hit by the harsh realities of the economy and a depressed school spending environment.  We’ve had some past acquisitions with little integration into our core operations.  My goal is to stabilize our business and put the right infrastructure in place now, on a lower and more efficient cost base, so we’re positioned for growth moving into FY15 and beyond.  Our financial position is much stronger, our debt position has been cut in half, and we have the financial resources to invest in the business to achieve the operational goals we have set forth.  We intend to deleverage the company over time, both through free cash flow generation and earnings growth, creating value for stockholders and our lenders. It will take time to execute this strategy and there will be added restructuring costs this year.  But we will be a more efficient and profitable company next year, if we can stabilize, right-size and grow.

On behalf of the Board of Directors and all employees at School Specialty, I want to thank you for your continued patience and support.

Sincerely,

/s/ James R. Henderson

James R. Henderson

Chairman of the Board

Interim President and CEO

Financial and Legal Disclaimers

Non-GAAP Financial Information

The Company adopted fresh start accounting and reporting effective June 11, 2013, the Fresh Start Reporting Date. The financial statements as of the Fresh Start Reporting Date report the results of the Successor Company with no beginning retained earnings or accumulated deficit. Any financial statement presentation of the Successor Company represents the financial position and results of operations of a new reporting entity and is not comparable to prior periods presented by the Predecessor Company. The financial statements for periods ended prior to the Fresh Start Reporting Date do not include the effect of any changes in the Predecessor Company’s capital structure or changes in the fair value of assets and liabilities as a result of fresh start accounting.

Accordingly, this letter includes non-GAAP financial information that combines GAAP results of the Successor Company for the seven weeks ended July 27, 2013 and GAAP results of the Predecessor Company for the six weeks ended June 11, 2013 and compares the combined results to the Predecessor Company’s GAAP results for the three months ended July 28, 2012.

Management believes that the presentation of the combined results offers a useful non-GAAP normalized comparison to GAAP results of the Predecessor Company for the three months ended July 27, 2013.

This letter also includes a presentation of Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is used by management as a measure for judging the company’s operating performance and for estimating the company’s earnings growth prospects.  Adjusted EBITDA does not represent, and should not be considered, an alternative to net income or operating income as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies.

A reconciliation of the combined results to the most directly comparable GAAP measures and of Adjusted EBITDA to combined net income is included in the accompanying Fiscal 2014 First Quarter Update dated September 19, 2013.

Statement Concerning Forward-Looking Information

Any statements made in this letter about future financial conditions, results of operations, expectations, plans, or prospects, including the information in the heading FY14 Outook, constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "should," "plans," "targets" and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty's Annual Report on Form 10-K for the fiscal year ended April 27, 2013, which factors are incorporated herein by reference. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.